Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-188010 on Form S-8 of our report relating to the financial statements and financial statement schedule of SeaWorld Entertainment, Inc. and the effectiveness of SeaWorld Entertainment, Inc.’s internal control over financial reporting dated February 26, 2015, appearing in the Annual Report on Form 10-K of SeaWorld Entertainment, Inc. for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Tampa, FL

February 26, 2015